                                                                      Exhibit 32

                        CERTIFICATIONS UNDER SECTION 906

     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a)
and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of OptiCare Health Systems, Inc., a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

     The Quarterly Report for the period ended June 30, 2004 (the "Form 10-Q")
of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form
10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

     Dated: September 2, 2004  /s/ Dean J. Yimoyines, M.D.
                               ----------------------------------
                               Dean J. Yimoyines, M.D.
                               Chairman of the Board and Chief Executive Officer
                               (Principal Executive Officer)

     Dated: September 2, 2004  /s/ William A. Blaskiewicz
                               ----------------------------------
                               William A. Blaskiewicz
                               Vice President and Chief Financial Officer
                               (Principal Financial and Accounting Officer)